                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     American Business Financial Services, Inc.
     Bala Cynwyd, Pennsylvania


     We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed July 1, 1999, file no. 333-82127, of our report dated September 9, 1999, relating to the consolidated financial statements and schedules of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.







     /s/ BDO SEIDMAN, LLP
     Philadelphia, Pennsylvania
     September 14, 1999

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


     American Business Financial Services, Inc.
     Bala Cynwyd, Pennsylvania


     We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed September 29, 1998, file no. 333-64655, of our report dated September 9, 1999, relating to the consolidated financial statements and schedules of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.




     /s/ BDO SEIDMAN, LLP
     Philadelphia, Pennsylvania
     September 14, 1999